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                                                                   Exhibit 99(a)

[X]PLEASE MARK VOTES AS IN THIS EXAMPLE


                              REVOCABLE PROXY




                           MID-AMERICA BANCORP


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MID-AMERICA BANCORP. The undersigned, a shareholder of Mid-America Bancorp (the "Company"), hereby appoints R. K. Guillaume, Orson Oliver and John T. Rippy, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held at the Galt House East Hotel, 4th Street and River, Louisville, Kentucky, on February 20, 2002 and at any adjournments thereof.


The undersigned hereby instructs said proxies or their substitutes:


1. TO APPROVE the Agreement and Plan of Reorganization dated as of November 7, 2001 and a related Plan of Merger and the merger provided therein, pursuant to which Mid-America Bancorp will merge into BB&T Corporation, and each outstanding share of common stock of Mid-America Bancorp will be converted into the right to receive shares of common stock of BB&T Corporation and cash, as described in the accompanying proxy statement/prospectus. The Agreement and Plan of Reorganization and the related Plan of Merger are attached to the proxy statement/prospectus as Appendix A.


                  [_] FOR     [_] AGAINST     [_] ABSTAIN


2. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS GIVEN. UNLESS OTHER DIRECTORS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER REFERENCED IN THE NOTICE OF SPECIAL MEETING AND IN THE DISCRETION OF THE PROXYHOLDER ON OTHER MATTERS. MANAGEMENT RECOMMENDS A VOTE FOR THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER.



The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, both dated January 7, 2002.


Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        PLEASE MARK, SIGN, DATE AND MAIL THE
                                        CARD IN THE ENCLOSED ENVELOPE.


DATED: ______________________, 2002


Signature _________________________


DATED: ______________________, 2002


Signature _________________________

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 Detach above card, sign, date and mail in postage paid envelope provided


                            MID-AMERICA BANCORP


                             500 WEST BROADWAY


                        LOUISVILLE, KENTUCKY 40202


                     PLEASE MARK, SIGN, DATE AND MAIL


                    THE CARD IN THE ENCLOSED ENVELOPE.


IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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